ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2013 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
July 23, 2013	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS SECOND QUARTER RESULTS
Quarter-End Same Community Physical Occupancy 96.6 Percent
Same Community Rental Revenue Up 3.9%
Company Acquires 388-Unit Property in Doral, Florida
Revises Guidance

Cleveland, Ohio - July 23, 2013 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the second quarter ended June 30, 2013. Funds from Operations (FFO) for the second quarter of 2013 was $0.31 per common share (diluted), compared to $0.32 per common share (diluted), for the second quarter of 2012.
Net income applicable to common shares was $1.6 million, or $0.03 per common share (diluted), for the quarter ended June 30, 2013. This compared to net income applicable to common shares of $23.6 million, or $0.54 per common share (diluted), for the quarter ended June 30, 2012. Net income in the second quarter of 2012 was driven primarily by $22.9 million of gains associated with the sale of five properties.
“The fundamentals of the apartment business remain solid and our properties are well positioned to continue to benefit," said Jeffrey I. Friedman, President and Chief Executive Officer. "We're full and rents are growing quite nicely,” Friedman continued.
A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Second Quarter Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the second quarter of 2013 for the Company's same community portfolio increased 4.9% compared to the second quarter of 2012. Revenue increased 3.9% and property operating expenses increased 2.3%. Physical occupancy was 96.6% at the end of the second quarter compared to 97.3% at the end of the second quarter of 2012. Average monthly net rent collected per unit for the same community properties was $1,104 compared to $1,070 for the second quarter of 2012, a 3.2% increase.
First Half Performance
FFO and FFO as adjusted for the six months ended June 30, 2013, was $0.62 per common share (diluted). FFO as adjusted for the six months ended June 30, 2012, was $0.61 per common share (diluted) after adjusting for $1.7 million of loan prepayment costs and a credit to expense of $279,000 for a refund of defeasance costs on a previously defeased loan.
For the six months ended June 30, 2013, net income applicable to common shares was $12.0 million, or $0.24 per common share (diluted) compared to net income applicable to common shares of $21.5 million, or $0.50 per common share (diluted) for the period ended June 30, 2012. Net income in the first half of 2012 was driven primarily by gains of $22.9 million from the previously referenced property sales.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2013 EARNINGS RELEASE

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Second Quarter Supplemental Financial Information, which is available on the "Investors" section of the Company's website at AssociatedEstates.com or by clicking on the following link: quarterly results.
2013 Outlook
The Company revised its full year FFO as adjusted guidance range to $1.26 to $1.30 per common share (diluted). Detailed assumptions relating to the Company's guidance can be found on page 29 of the Second Quarter 2013 Supplemental Financial Information on the Company's website at AssociatedEstates.com.
Transactional Activity
On July 16, 2013, the Company closed on the acquisition of Doral West, in Doral, FL. The 388-unit property was built in 1998. The property is adjacent to the Florida Turnpike, and is in close proximity to 11 million square feet of office space and 72 million square feet of industrial space. Doral West also offers easy access to downtown Miami and the Miami International Airport. The former owners were in the process of an interior upgrade. The Company will complete the renovation of the remaining 252 units. In addition, the Company will upgrade the entire property including the community areas, landscaping and building exteriors.
As previously announced on May 28, 2013, the Company will expand its presence in California by developing two land parcels. The Company entered into a joint venture agreement with Legendary Developments with respect to a 5.6 acre site known as 950 Third in the Arts District of downtown Los Angeles. The Company plans to build 472 apartments with ground floor retail and underground parking at the site. The Company also acquired a 3.36 acre site located in the South of Market (“SoMa”) neighborhood in San Francisco. The Company plans to build a 408-unit apartment community that will include ground floor retail and underground parking. The Company intends to develop the SoMa project in a joint venture.
Capital Markets Activity
During the quarter ended June 30, 2013, the Company sold 107,498 common shares via its “At-the-Market” program, resulting in net proceeds after sales commissions of approximately $1.9 million, or a weighted average net price of $18.08 per share.
On June 3, 2013, the Company sold 6,500,000 common shares on a forward basis. On July 2, 2013, the underwriters' exercised their option to purchase an additional 547,958 common shares on a forward basis. After giving effect to this partial option exercise, an aggregate of 7,047,958 common shares were sold resulting in projected net proceeds of approximately $116.2 million. Settlement of the forward sale agreements will occur no later than October 1, 2013. The Company intends to use the net proceeds received from the forward equity sale toward the repayment of five secured mortgages totaling approximately $130 million that are scheduled to mature on October 1, 2013.
On June 19, 2013, the Company amended its $350 million revolving credit facility. This amendment extends the maturity date from January 12, 2016 to June 15, 2017, and reduces the interest rate spread and facility fee across the pricing grid.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2013 EARNINGS RELEASE

“Our capital markets activity has significantly improved our balance sheet and our financial flexibility," said Lou Fatica, Vice President, Treasurer and Chief Financial Officer.
Conference Call
A conference call to discuss the Company's second quarter results will be held on July 24, 2013 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 93204891. The call will be archived through August 7, 2013. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Second Quarter 2013 Earnings Conference Call" link. The webcast will be archived for 90 days.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the S&P 600, Russell 2000 and, the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 52 properties containing 13,495 units located in ten states. For more information about the Company, please visit its website at AssociatedEstates.com.
FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Second Quarter Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2013 EARNINGS RELEASE

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2013 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainties that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination of, or limitations on, federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; the failure to enter into development joint venture arrangements on acceptable terms; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the inability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and other uncertainties and risk factors addressed in documents filed by the Company with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2013 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2013	2012	2013	2012

Total revenue		$45,663	$39,999	$90,656	$78,206

Net income attributable to AERC		$1,638	$23,669	$11,984	$21,588
Add:	Depreciation - real estate assets	12,650	11,772	25,483	23,386
	Amortization of intangible assets	1,141	1,162	2,346	2,255
Less:	Gain on disposition of properties	—	(22,859)	(8,796)	(22,819)

Funds from Operations (FFO) (1)		$15,429	$13,744	$31,017	$24,410

Add:	Prepayment costs	$—	$—	$—	$1,743
Less:	Refund of defeasance costs on previously defeased loan	—	—	—	(279)

Funds from Operations (FFO) as adjusted (2)		$15,429	$13,744	$31,017	$25,874

Add:	Depreciation - other assets	565	530	1,089	1,055
	Amortization of deferred financing fees	570	464	1,064	1,143
Less:	Recurring fixed asset additions	(3,326)	(3,160)	(5,211)	(4,766)

Funds Available for Distribution (FAD) (3)		$13,238	$11,578	$27,959	$23,306

Per share:
Net income applicable to common shares - basic		$0.03	$0.55	$0.24	$0.50
Net income applicable to common shares - diluted		$0.03	$0.54	$0.24	$0.50
Funds from Operations - diluted (1)		$0.31	$0.32	$0.62	$0.57
Funds from Operations as adjusted - diluted (2)		$0.31	$0.32	$0.62	$0.61
Dividends per share		$0.19	$0.18	$0.38	$0.35
Weighted average shares outstanding - basic		49,864	42,968	49,749	42,655
Weighted average shares outstanding - diluted		50,583	43,461	50,431	42,655

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2013 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $1,743 of prepayment costs associated with debt repayments for the six months ended June 30, 2012 and $(279) of refunds for a previously defeased loan for the six months ended June 30, 2012. In accordance with GAAP, these prepayment costs and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a Company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at (800) 440-2372. For more information, access the Investors section of AssociatedEstates.com.